EXHIBIT 23--CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
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We hereby consent to the incorporation by reference to Registration Statements on Form S-8, File Number 33-28900 and 33-28901, or our report dated January 15, 1999, on the consolidated financial statements of First Merchants Corporation, which report is incorporated by reference in the Annual Report on Form 10-K of First Merchants Corporation.

/s/ Olive LLP

Indianapolis, Indiana
March 22, 1999